Exhibit 23.2



              CONSENTS OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-) of Municipal Mortgage & Equity, LLC of our reports dated March 10, 1999 and March 13, 1998 relating to the consolidated financial statements of Midland Financial Holdings Inc. and Subsidiaries, which appear in the Current Report on Form 8-K/A of Municipal Mortgage & Equity, LLC dated December 27, 1999.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
January 24, 2000


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 1999 relating to the financial statements, which appears in Municipal Mortgage and Equity, L.L.C.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
January 24, 2000